EXHIBIT 21
NYSE Euronext
Subsidiaries

State/Jurisdiction
Name	of Incorporation
NYSE Group, Inc.[1]	Delaware
New York Stock Exchange LLC[2]	New York
NYSE Arca, Inc. [3]	Delaware
NYSE MKT LLC[4]	Delaware
NYSE Euronext (International) B.V.[1]	Netherlands
NYSE Euronext (Holding) N.V.[5]	Netherlands
Euronext N.V.[6]	Netherlands
Euronext Amsterdam N.V.[7]	Netherlands
Euronext France (Holding) S.A.S.[7]	France
Euronext Intragroup Financing and Service Center BVBA[7]	Belgium
Euronext Paris S.A.[8]	France
Euronext Holdings UK Limited[9]	United Kingdom
NYSE Technologies, Inc.[10]	Delaware
Euronext Brussels N.V./S.A.[11]	Belgium
Euronext Lisbon — Sociedad Gestora de Mercados Regulamentados, S.A.[12]	Portugal
Wall and Broad Insurance Company[1]	New York
NYSE Liffe Holdings, LLC[13]	Delaware
NYSE IP LLC[14]	Delaware
NYSE Liffe US LLC[15]	Delaware
New York Block Exchange LLC[16]	Delaware
SmartPool Limited[17]	United Kingdom
SmartPool Trading Limited[18]	United Kingdom
NYSE Technologies Holding S.A.S.[19]	France
Secfinex Limited[20]	United Kingdom
NYSE Board Member, LLC[21]	Delaware
NYSE Qatar LLC[7]	Qatar
Metnext[22]	France
Qatar Exchange[23]	Qatar

1	Wholly owned subsidiary of NYSE Euronext.
2	Wholly owned subsidiary of NYSE Group, Inc. Operates the New York Stock Exchange; 4 wholly owned subsidiaries operating in the United States have been omitted.
3	Wholly owned subsidiary of NYSE Group, Inc.
4	Wholly owned subsidiary of NYSE Group, Inc. Operates NYSE Amex; 1 wholly owned subsidiary operating in the United States has been omitted.
5	Wholly owned subsidiary of NYSE Euronext (International) B.V.
6	99.35% owned subsidiary of NYSE Euronext (Holding) N.V.; 0.62% owned subsidiary of Euronext Paris S.A; 0.03% owned subsidiary of Euronext N.V.
7	Wholly owned subsidiary of Euronext N.V.
8	Wholly owned subsidiary of Euronext France (Holding) S.A.S. Operates Euronext Paris S.A.
9	Wholly owned subsidiary of Euronext Intragroup Financing and Service Center BVBA. Operates Liffe (Holdings); 3 wholly owned subsidiaries operating in foreign countries have been omitted.
10	Wholly owned subsidiary of NYSE Group, Inc.; 1 wholly owned subsidiary operating in the United States has been omitted; 4 wholly owned subsidiaries operating in foreign countries have been omitted.
11
80.02% owned subsidiary of Euronext N.V.; 18.89% owned subsidiary of Euronext Paris S.A.; 1.09% owned subsidiary of Euronext Lisbon-Sociedade Gestora de Mercados Regulamentados, S.A.; 1 wholly owned subsidiary operating in a foreign country has been omitted.

12	Wholly owned subsidiary of Euronext N.V. Operates Euronext Lisbon; 1 wholly owned subsidiary operating in a foreign country has been omitted.
13	58% owned subsidiary of NYSE Euronext.
14	Wholly owned subsidiary of NYSE Euronext. Owns certain of our intellectual property.
15	Wholly owned subsidiary of NYSE Liffe Holdings, LLC.
16	50% owned subsidiary of New York Stock Exchange LLC.
17	Wholly owned subsidiary of Euronext Holdings UK Limited.
18	Wholly owned subsidiary of SmartPool Limited.
19	Wholly owned subsidiary of Euronext France (Holding) S.A.S. Operates NYSE Technologies in Europe; 3 wholly owned subsidiaries operating in foreign countries have been omitted.
20	66.40% owned subsidiary of LIFFE (Holdings) Limited.
21	Wholly owned subsidiary of NYSE Group, Inc.
22	24% owned subsidiary of Euronext N.V.
23	12% owned subsidiary of Euronext N.V.